Exhibit 99.1

Rightscorp Secures Agreement with Rotten Records to Monitor Copyrights of Song and DVD Assets

Company Adds Over 600 Copyrights for Monetization in Extreme Music Market

Santa Monica, Calif. - April 16, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that it has secured an agreement with Rotten Records to represent and monitor its copyrighted song and DVD assets against online infringement. Rotten Records represents extreme metal and hardcore acts and has carved out a niche market over its 20 year history, taking chances and changing conventional industry standards. Rotten Records currently has over 30 bands signed to its label and features bands such as Acid Bath, Dog Fashion Disco, Salt The Wound, D.R.I. and many others.

“We are honored to work with Rotten Records and protect over 600 of its copyrighted works,” said Christopher Sabec, CEO of Rightscorp. “The bands under the label make great music and have tons of loyal fans that love metal and extreme music. With our patent pending monitoring services we are able to make sure that they are protected from and compensated for illegal copyright infringement of their work. And as our portfolio grows, less copyrighted work will go unprotected.”

Rotten Records is home to many extreme metal and hardcore acts. Its artist roster includes: Acid Bath, Agents of Oblivion, Salt The Wound, Damaged, D.R.I., Excel, El Creepo, Polkadot Cadaver, Goatwhore, Damaged, Dog Fashion Disco, The Toy Dolls, Vampire Mooose, Ideamen, Karen Page, Green Jellÿ, and more.

About Rotten Records

For the last 20 years, Rotten Records has held an unyielding fist to the mainstream music industry. With a staff of industry veterans and the power of major label distribution, Rotten Records has always been on the cutting edge of extreme music, taking chances that other labels would never think about. www.rottenrecords.com

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

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For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784

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